Pangaea Logistics Solutions Ltd. Reports Record Financial Results for the Quarter Ended June 30, 2021
NEWPORT, RI - August 10, 2021 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended June 30, 2021.
2nd Quarter Highlights

•Net income attributable to Pangaea Logistics Solutions Ltd. was $19.2 million for the three months ended June 30, 2021, as compared to a $3.0 million for the same period of 2020.
◦Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. was $12.9 million, as compared to Non-GAAP adjusted net income of $3.7 million for the three months ended June 30, 2020.
•Diluted net income per share was $0.44 for the three months ended June 30, 2021 ,as compared to a net income per share of $0.07 for the same period of 2020.
•Pangaea's TCE rates were $21,053 for the three months ended June 30, 2021, as compared to $10,733 for the three months ended June 30, 2020.
•Adjusted EBITDA was $21.4 million for the three months ended June 30, 2021, as compared to $10.7 million for the same period of 2020.
•At the end of the quarter, Pangaea had $40.6 million in cash and cash equivalents.
•On August 9, 2021, the Company's Board of Directors declared a quarterly cash dividend of $0.035 per common share, to be paid on September 15, 2021, to all shareholders of record as of September 1, 2021.

Subsequent Business Update

On July 6, 2021, the Company, through its wholly owned subsidiary, Bulk Nordic Five Ltd., and the existing lender agreed to amend and restate the original Bareboat Charter dated October 27, 2016. The amended agreement extends the lease maturity date to April 2028 with a purchase obligation of $6.95 million. The Company also fixed the interest rate through maturity at 3.97%. The bareboat charter party is secured by a first preferred mortgage on the m/v Bulk Destiny, the assignment of earnings, insurances and requisite compensation of the entity, and by guarantees of its shareholders.

On July 12, 2021, the Company took delivery of the m/v Bulk Promise, a 2013 Shin Kurushima Toyohashi-built 78,228 dwt dry bulk vessel for $18.3 million. The vessel was financed under a secured term loan facility for $12.8 million payable in 24 equal quarterly installments and a final balloon payment of $4.5 million at maturity. Interest on the loan is floating at the three-month LIBOR plus 2.3%.

Ed Coll, Chief Executive Officer of Pangaea Logistics Solutions, commented:

“Our second quarter results were record-breaking. Market levels not seen in over a decade helped push our EBITDA above $21 million for the quarter, and our net income was $19.2 million, while EPS was $0.44 for the quarter. Our average TCE earned of $21,053 increased almost 100% compared to the second quarter of 2020, and was up approximately 27% from our TCE earned in the first quarter of 2021. Forward freight contracts, purchased to protect long cargo positions, added $6.1million of unrealized gains to net income for the quarter because FFA markets moved sharply upward and our accounting treatment requires the mark-to-market adjustment to be included in this quarter.

"We were also excited to take delivery of the first two of four Ice Class Newbuilding vessels during the second quarter. These timely deliveries expand our industry-leading ice class capabilities to meet our clients’ needs and will be fully deployed during the summer Arctic shipping season. We were also happy to report the successful delivery of three second-hand vessels as part of our fleet renewal and expansion, bringing our total owned vessels to 24 after the delivery of our final two Ice Class Newbuilding vessels later this year."

“We are encouraged by the steps we’ve taken to deploy our capital, focus on niches, and capitalize on an improving dry bulk market. Our TCE earnings continue to improve heading into the third quarter, and we remain optimistic about the fundamentals in the dry bulk market with a historically low order book and a stable demand outlook. We will continue to be opportunistic in expanding our platform in ways that add value for our customers and, in turn, enhance shareholder value.”

Results for the three months ended June 30, 2021 and 2020
Total revenue was $145.5 million for the three months ended June 30, 2021, compared with $70.4 million for the three months ended June 30, 2020. The 107% increase in revenues was mainly attributed to the increase in the average TCE rates achieved by our vessels during the second quarter of 2021 compared to the same period in 2020.
Time Charter Equivalent rate (TCE) was $21,053 per day for the three months ended June 30, 2021, compared to an average of $10,733 per day for the same period in 2020. The average supramax and panamax market index rates for the second quarter of 2021 were $24,185 per day. Pangaea’s earned TCE rates lagged the market index in the quarter due to the impact of timing of pricing and duration of performing voyages in a rapidly rising market as well as the impact of performance of voyages on fixed freight rates from our long term contracts of affreightment that are less than spot market rates.

Liquidity and Cash Flows
Cash, restricted cash and cash equivalents were $40.6 million as of June 30, 2021, compared with $48.4 million on December 31, 2020.
On June 30, 2021 and December 31, 2020, the Company had working capital of $46.6 million and $2.2 million, respectively. Net cash provided by operating activities during the six months ended June 30, 2021 was $19.5 million compared to net cash provided by operating activities of $6.9 million for the six months ended June 30, 2020.
Net cash used in investing activities during the six months ended June 30, 2021 was $108.7 million compared to net cash provided by investing activities of $5.8 million for the same period in 2020. During the six months ended June 30, 2021, the Company purchased four vessels for $105.4 million and paid $2.7 million as advances for the purchase of one additional vessel which was delivered on July 12, 2021. Additionally, the Company paid $0.3 million as an advance towards two newbuildings to be delivered in the fourth quarter of 2021.

Net cash provided by financing activities during the six months ended June 30, 2021 was $81.3 million compared to net cash used in financing activities of $16.2 million for the same period of 2020. During the six months ended June 30, 2021 and 2020, proceeds from long-term debt and finance leases were $143.4 million. During the six months ended June 30, 2021 and 2020, net cash used to repay long-term debt was $55.6 million and $6.6 million, respectively, net cash used to repay finance leases was $3.8 million and $9.1 million, respectively, and the Company made cash dividend payments of $2.4 million and $0.5 million, respectively.

Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on August 11, 2021 at 8:00 a.m., Eastern Time (ET). To access the teleconference, please dial 877-876-9176 (domestic) or 785-424-1670 (international) approximately ten minutes before the teleconference's scheduled start time and reference Conference ID:PANLQ221.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for one week following the teleconference and will be accessible by calling 888-276-5315 (domestic) or 402-220-2332 (international).

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Voyage revenue	$117,395,377	$66,857,166	$225,625,680	$153,381,057
Charter revenue	28,148,988	3,539,004	44,891,212	12,895,050
Total revenue	145,544,365	70,396,170	270,516,892	166,276,107
Expenses:
Voyage expense	46,112,779	31,757,910	93,951,636	79,553,822
Charter hire expense	62,604,014	15,203,731	116,239,356	47,529,178
Vessel operating expense	9,772,966	9,325,060	18,268,469	19,258,922
General and administrative	6,029,793	3,872,388	10,234,691	7,865,631
Depreciation and amortization	4,868,730	4,345,707	9,287,824	8,587,958
Loss on impairment of vessels	—	1,801,039	—	1,801,039
Loss on sale of vessels	—	297,475	—	219,485
Total expenses	129,388,282	66,603,310	247,981,976	164,816,035

Income from operations	16,156,083	3,792,860	22,534,916	1,460,072

Other income (expense):
Interest expense, net	(2,621,110)	(1,944,741)	(4,577,916)	(4,088,704)
Income attributable to Non-controlling interest recorded as long-term liability	(179,080)	(55,809)	(449,745)	(28,166)
Unrealized gain (loss) on derivative instruments, net	6,303,776	1,404,317	8,326,148	(1,512,777)
Other (loss) income	(82,496)	98,635	250,962	695,191
Total other income (expense), net	3,421,090	(497,598)	3,549,449	(4,934,456)

Net income (loss)	19,577,173	3,295,262	26,084,365	(3,474,384)
Income attributable to non-controlling interests	(349,898)	(290,086)	(1,002,919)	(315,815)
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$19,227,275	$3,005,176	$25,081,446	$(3,790,199)

Earnings (loss) per common share:
Basic	$0.44	$0.07	$0.57	$(0.09)
Diluted	$0.43	$0.07	$0.56	$(0.09)

Weighted average shares used to compute earnings per common share:
Basic	43,998,424	43,445,789	43,989,515	43,442,773
Diluted	44,688,602	43,445,789	44,731,058	43,442,773

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$40,614,572	$46,897,216
Restricted cash	—	1,500,000
Accounts receivable (net of allowance of $1,679,305 and $1,896,038 at June 30, 2021 and December 31, 2020, respectively)	30,761,336	29,152,153
Bunker inventory	23,183,558	15,966,247
Advance hire, prepaid expenses and other current assets	38,575,365	19,515,945
Total current assets	133,134,831	113,031,561

Fixed assets, net	388,565,554	276,741,751
Investment in newbuildings in-process	7,602,391	15,390,635
Finance lease right of use assets, net	46,129,067	45,240,198
Total assets	$575,431,843	$450,404,145

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$44,688,612	$32,400,288
Related party debt	242,852	242,852
Deferred revenue	15,825,938	12,799,561
Current portion of secured long-term debt	14,312,255	57,382,674
Current portion of finance lease liabilities	11,323,580	6,978,192
Dividend payable	98,864	1,005,763
Total current liabilities	86,492,101	110,809,330

Secured long-term debt, net	100,919,806	47,761,898
Finance lease liabilities, net	116,132,843	47,266,104
Long-term liabilities - other	15,010,955	10,135,408

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 45,641,441 shares issued and outstanding at June 30, 2021; 45,447,751 shares issued and outstanding at December 31, 2020	4,564	4,545
Additional paid-in capital	160,817,940	159,581,415
Retained earnings	46,718,409	23,179,805
Total Pangaea Logistics Solutions Ltd. equity	207,540,913	182,765,765
Non-controlling interests	49,335,225	51,665,640
Total stockholders' equity	256,876,138	234,431,405
Total liabilities and stockholders' equity	$575,431,843	$450,404,145

Pangaea Logistics Solutions, Ltd.
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2021	2020
Operating activities	Unaudited	Unaudited
Net income (loss)	$26,084,365	$(3,474,384)
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	9,287,824	8,587,958
Amortization of deferred financing costs	477,263	346,985
Amortization of prepaid rent	57,628	61,136
Unrealized (gain) loss on derivative instruments	(8,326,148)	1,512,777
Income from equity method investee	(250,962)	(795,988)
Earnings attributable to non-controlling interest recorded as other long term liability	449,745	28,166
Provision (recovery) for doubtful accounts	285,466	(185,331)
Loss on impairment of vessels	—	1,801,039
Loss on sale of vessel	—	219,485
Drydocking costs	(5,551,513)	(2,882,109)
Share-based compensation	1,365,734	1,523,486
Change in operating assets and liabilities:
Accounts receivable	(1,894,649)	10,296,790
Bunker inventory	(7,217,311)	9,352,691
Advance hire, prepaid expenses and other current assets	(10,482,310)	3,991,371
Accounts payable, accrued expenses and other current liabilities	12,222,358	(14,444,003)
Deferred revenue	3,026,377	(9,033,002)
Net cash provided by operating activities	19,533,867	6,907,067

Investing activities
Purchase of vessels and vessel improvements	(108,540,199)	(1,652,366)
Investment in newbuildings in-process	—	(33,445)
Purchase of fixed assets and equipment	(112,196)	(7,801)
Proceeds from sale of vessels	—	8,099,667
Purchase of derivative instrument	—	(628,000)
Net cash provided by (used in) investing activities	(108,652,395)	5,778,055

Financing activities
Proceeds from long-term debt	66,350,000	—
Payments of financing fees and issuance costs	(1,167,783)	(149,118)
Payments of long-term debt	(55,620,110)	(6,568,134)
Proceeds from finance leases	77,084,500	—
Payments of finance lease obligations	(3,824,259)	(9,091,570)
Dividends paid to non-controlling interests	(3,333,334)	—
Accrued common stock dividends paid	(2,449,741)	(536,461)
Cash paid for incentive compensation shares relinquished	(129,190)	(154,126)
Contributions from non-controlling interest recorded as long-term liability	4,621,398	322,750
Payments to non-controlling interest recorded as long-term liability	(195,597)	(70,487)
Net cash provided by (used in) financing activities	81,335,884	(16,247,146)

Net decrease in cash, cash equivalents and restricted cash	(7,782,644)	(3,562,024)
Cash, cash equivalents and restricted cash at beginning of period	48,397,216	53,055,091
Cash, cash equivalents and restricted cash at end of period	$40,614,572	$49,493,067

Supplemental cash flow information
Cash and cash equivalents	$40,614,572	$46,993,067
Restricted cash	—	2,500,000
	$40,614,572	$49,493,067

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Transportation and Service Revenue
Gross Profit	$22,204,290	$9,781,061	$32,857,308	$11,409,632
Add:
Vessel Depreciation and Amortization	4,850,316	4,328,408	9,200,123	8,524,553
Net transportation and service revenue	$27,054,606	$14,109,469	$42,057,431	$19,934,185

Adjusted EBITDA
Income from operations	16,156,083	3,792,860	22,534,916	1,460,072
Depreciation and amortization	4,868,730	4,345,707	9,287,824	8,587,958
Loss on impairment of vessels	—	1,801,039	—	1,801,039
Loss on sale of vessels	—	297,475	—	219,485
Share-based compensation	418,182	420,717	1,365,734	1,523,486
Adjusted EBITDA	$21,442,995	$10,657,798	$33,188,474	$13,592,040

Earnings Per Common Share
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$19,227,275	$3,005,176	$25,081,446	$(3,790,199)

Weighted average number of common shares outstanding - basic	43,998,424	43,445,789	43,989,515	43,442,773
Weighted average number of common shares outstanding - diluted	44,688,602	43,445,789	44,731,058	43,442,773

Earnings per common share - basic	$0.44	$0.07	$0.57	$(0.09)
Earnings per common share - diluted	$0.43	$0.07	$0.56	$(0.09)

Adjusted EPS
Net Income (loss) attributable to Pangaea Logistics Solutions Ltd.	$19,227,275	$3,005,176	$25,081,446	$(3,790,199)
Non-GAAP
Add: loss on sale of vessels	—	1,801,039	—	1,801,039
Loss on impairment of vessels	—	297,475	—	219,485
Unrealized (gain) loss on derivative instruments	(6,303,776)	(1,404,317)	(8,326,148)	1,512,777
Non-GAAP adjusted net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$12,923,499	$3,699,373	$16,755,298	$(256,898)

Weighted average number of common shares - basic	43,998,424	43,445,789	43,989,515	43,442,773
Weighted average number of common shares - diluted	44,688,602	43,445,789	44,731,058	43,442,773

Adjusted EPS - basic	$0.29	$0.09	$0.38	$(0.01)
Adjusted EPS - diluted	$0.29	$0.09	$0.37	$(0.01)

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels, stock-based compensation and certain non-recurring charges. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Emily Blum
Chief Financial Officer	Prosek Partners
401-846-7790	973-464-5240
Investors@pangaeals.com	eblum@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.